We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Komag, Incorporated Restated 1987 Stock Option Plan and the Komag, Incorporated 1988 Employee Stock Purchase Plan of our report dated January 16, 1997, with respect to the consolidated financial statements and schedule of Komag, Incorporated included in its Annual Report (Form 10-K) for the year ended December 29, 1996, filed with the Securities and Exchange Commission.

                                                     Ernst & Young LLP


San Jose, California
July 11, 1997